Exhibit 10.7

FIRST AMENDMENT TO AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
BARRINGTON BROADCASTING LLC

This FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF BARRINGTON BROADCASTING LLC (this “Amendment”), dated as of January 1, 2008, is made to that certain Amended and Restated Limited Liability Company Operating Agreement of Barrington Broadcasting LLC (f/k/a Pilot Group TV LLC), a Delaware limited liability company (the “Company”), dated as of December 30, 2003 (the “Operating Agreement”), as entered into by and among Pilot Group LP, a Delaware limited partnership (“Pilot”), and Barrington Broadcasting Company, LLC, a Delaware limited liability company (“Barrington”).  Pilot, Barrington and the Managing Member (as designated from time to time by Pilot in accordance with Section 3.1 hereof), in their capacities as members of the Company, and each other Person (as defined herein) who acquires a membership interest in the Company and executes and delivers a counterpart signature page to this Agreement, are each referred to herein individually as a “Member” and collectively as the “Members”.

RECITALS:

WHEREAS, the Members are parties to the Operating Agreement;

WHEREAS, each of the parties hereto desire to amend the Operating Agreement to make the modifications set forth below; and

NOW, THEREFORE, in consideration of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to amend the Operating Agreement by executing this Amendment, and the parties hereto hereby enter into this Amendment, so as to agree with each other as follows:

1.                                       Amendment to the Operating Agreement. The Operating Agreement is hereby amended as follows:

(i)            Section 5.4 is hereby deleted in its entirety and replaced with the following:

“Section 5.4           Purchase of Barrington’s Contingent Interest.  (i)  If the employment by Barrington Broadcasting Group LLC (“Barrington Group”) of K. James Yager (“Yager”) or Chris Cornelius (“Cornelius”) is terminated for cause by Barrington

Group, Barrington shall, upon demand by the Company, be obligated to sell the Contingent Interest (as defined herein) held by Barrington to the Company, and the Company shall have the option (which option shall be assignable by the Company without the consent of Barrington), but not the obligation, to purchase such Contingent Interest at a purchase price equal to the fair market value thereof (determined by reference to the amount of distributions to which Barrington would be entitled upon a hypothetical sale of all the Company’s assets, the payment of all the Company’s liabilities and the distribution of the net proceeds to the Members as provided in Section 6.2 hereof), as agreed upon by the Managing Member and Barrington.  If the Managing Member and Barrington cannot agree upon the fair market value of such Contingent Interest, the fair market value thereof shall be determined in the manner set forth above by an independent appraiser selected by the Managing Member and reasonably satisfactory to Barrington.  The Company shall exercise such right by giving written notice thereof, within 90 days following the date of the termination of the respective employment agreement, to Barrington.  The closing of such purchase shall occur within 30 days after the final determination of the fair market value of the Contingent Interest.  Upon the closing of any such purchase, Barrington shall cease to be a Member and shall have no further rights or obligations under this Agreement.  For purposes of this Section 5.4, the term cause shall have the meaning ascribed to such term in the then current employment agreement, between Yager and Barrington Group, with respect to Yager, and Cornelius and Barrington Group, with respect to Cornelius.”

(ii)           Sections 6.2, (c) and (d) are hereby deleted in its entirety and replaced with the following:

“(c)         Third, 100% to Barrington, until Barrington has received a cumulative distribution pursuant to clause (b) above and this clause (c) equal to 11% of the amounts distributed pursuant to clause (b) above and this clause (c); and

(d)        Fourth, 89% to Pilot and 11% to Barrington.”

2.                                       Ratification and Confirmation of the Operating Agreement; No Other Changes.  Except as modified by this Amendment, the Operating Agreement is hereby ratified and confirmed in all respects.  Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Operating Agreement, other than as contemplated herein.

3.                                       Effectiveness.  This Amendment shall be effective as of the date hereof.

4.                                       Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws and decisions of the State of Delaware, without regard to the conflicts of law provisions thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

THE MEMBERS:

PILOT GROUP LP

By:	Pilot Group GP LLC
Its:	General Partner

	By:	/s/ Paul M. McNicol
Name: Paul M. McNicol
Title: Senior Vice President

BARRINGTON BROADCASTING COMPANY, LLC

	By:	/s/ K. James Yager
Name: K. James Yager
Title: Chief Executive Officer

THE MANAGING MEMBER:

PILOT GROUP GP LLC

	By:	/s/ Paul M. McNicol
Name: Paul M. McNicol
Title: Senior Vice President